Exhibit 8.1

October 17, 2012

Lehigh Gas Partners LP

702 West Hamilton Street, Suite 203

Allentown, Pennsylvania 18101

RE:          Lehigh Gas Partners LP — Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Lehigh Gas Partners LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with its offer and sale (the “Offering”) of common units (the “Common Units”) representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus (the “Prospectus”) forming part of the Registration Statement on Form S-1 (Registration No. 333-181370) (the “Registration Statement”) to which this opinion is an exhibit.

This opinion is based upon various facts and assumptions, as well as certain representations made by the Partnership and certain other persons as to factual matters, as set forth in a certificate furnished to us by the Partnership and the certificates furnished to us by such other persons (collectively, the “Certificates”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.  This opinion is conditioned upon the accuracy of such facts and assumptions as well as the aforementioned representations.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion.  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.  For the purpose of this opinion, we have relied upon, and have not made any audit or independent investigation of, the facts set forth in the above-referenced documents or in the Certificates.  In addition, in rendering this opinion, we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein only as regard to the federal income tax laws of the United States, and we express no opinion with respect to, or the effect of, other federal laws, foreign laws, the

DUANE MORRIS LLP
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laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based upon the facts, assumptions and representations, and subject to the conditions, qualifications and assumptions set forth herein and therein (including as to those representations and statements included in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” as to which we express no opinion), the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences” constitutes the opinion of Duane Morris LLP as to the material United States federal income tax consequences of the matters described therein.  No opinion is expressed as to any matter not discussed therein, and no opinions are intended to be implied or may be inferred beyond those expressly stated therein or herein.

Furthermore, we call to your attention that this opinion is not binding on the Internal Revenue Service or any court.  In addition, we also call to your attention that our opinion represents merely our best legal judgment on the matters addressed and that others may disagree with our conclusions.  There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinions if litigated.

This opinion is rendered to you as of the effective date of the Registration Statement, and we neither undertake nor assume any obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law subsequent to the date thereof.  This opinion is based upon various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively.  Also, any variation or difference in the facts from those set forth in the representations described above, including those set forth in the Registration Statement or the Certificates, may affect this opinion.

This opinion is furnished to you, and is for your use in connection with the Offering.  This opinion may not be relied upon by you for any other purpose without our prior written consent.  However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities laws, including persons purchasing Common Units in the Offering pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.  We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Common Units.  This consent neither constitutes an admission that we are “experts” within the meaning of such term as used in the Securities Act, and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) issued thereunder nor an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ DUANE MORRIS LLP

Duane Morris LLP